SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED April 22, 1994
(To Prospectus dated January 14, 1994)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer


              Mortgage Pass-Through Certificates, Series 1994-15


                                    The Class B-2 Certificates

The Class B-2 certificates       o  This supplement relates to the offering
represent obligations of the        of the Class B-2 certificates of the series
trust only and do not               referenced above. This supplement does not
represent an interest in or         contain complete information about the
obligation of CWMBS, Inc.,          offering of the Class B-2 certificates.
Countrywide Home Loans, Inc.        Additional information is contained in the
or any of their affiliates.         prospectus supplement dated April 22, 1994
                                    prepared in connection with the offering of
This supplement may be used to      the offered certificates of the series
offer and sell the offered          referenced above and in the prospectus of
certificates only if                the depositor dated January 14, 1994. You
accompanied by the prospectus       are urged to read this supplement, the
supplement and the prospectus.      prospectus supplement and the prospectus in
                                     full.

                                 o  As of the November 25, 1999, the class
                                    certificate balance of the Class B-2
                                    certificates was approximately
                                    $1,881,684.61.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class B-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 27, 1999

                               THE MORTGAGE POOL

         As of November 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 313 Mortgage Loans having an aggregate Stated Principal Balance of approximately $68,326,853.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                             November 1, 1999
Total Number of Mortgage Loans...................................................                  313
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.96%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.96%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.32%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 1.28%
                                                                                                  =====

--------------
(1)......As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. (formerly Countrywide Funding Corporation) will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of conventional mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $236.4 billion at August 31, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                    At February 28, (29),                     At August 31,
                                                   ---------------------------------------------------------
                                                       1996            1997           1998         1999          1999
                                                       ----            ----           ----         ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................       2.13%         2.26%           2.68%         3.05%        2.87%
         60-89 days..............................       0.48          0.52            0.58          0.21         0.20
         90 days or more (excluding pending
              foreclosures)......................       0.59          0.66            0.65          0.29         0.29
                                                        ----          ----            ----          ----         ----
         Total of delinquencies..................       3.20%         3.44%           3.91%         3.55%        3.36%
                                                        ====          ====            ====          ====         ====
         Foreclosures pending....................       0.49%         0.71%           0.45%         0.31%        0.28%
                                                        ====          ====            ====          ====         ====
         Total delinquencies and foreclosures
              pending............................       3.69%         4.15%           4.36%         3.86%        3.64%
                                                        ====          ====            ====          ====         ====
--------------
(1) As a percentage of the total number of loans serviced, including loans subserviced for others.

Year 2000 Compliance

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Class B-2 Certificates.

                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES

         The Class B-2 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-2 Certificates are Subordinated Certificates. The Class B-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of November 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class B-2 Certificates was approximately $1,881,684, evidencing a beneficial ownership interest of approximately 2.75% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $61,837,941 and evidenced in the aggregate a beneficial ownership interest of approximately 90.46% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $6,524,912, and evidenced in the aggregate a beneficial ownership interest of approximately 9.54% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         A copy of the November 25, 1999 monthly statement that was furnished to Certificateholders of record for such Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                              Adjusted Net Mortgage      Original Term to       Remaining Term to
 Principal Balance       Mortgage Rate                 Rate            Maturity (in months)   Maturity (in months)

     $26,188,265.04       7.91916772%                 7.66791772%               359                    292
     $42,174,587.86       7.1299939%                   6.8787439%               359                    291


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal or any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class B-2 Certificates is $1,881,684.61, (ix) interest accrues on the Class B-2 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Offered Certificates is the opening of business on December 27, 1999, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% SPA assumes prepayment rates will be 0.60% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18.0% per annum in month 30 and remaining constant at 18.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.




                         Percent of Class Certificate
                             Balance Outstanding*

                                                               Class B-2
                                                       SPA Prepayment Assumption
         Distribution Date              0%        100%        200%       300%      450%      600%
         -----------------              --        ----        ----       ----      ----      ----
Initial Percent..................      100        100        100         100       100       100
December 25, 2000................       98         96         94          91        88        84
December 25, 2001................       97         91         86          81        73        65
December 25, 2002................       95         86         77          68        57        46
December 25, 2003................       93         79         67          56        41        30
December 25, 2004................       90         72         57          45        29        18
December 25, 2005................       88         66         49          36        21        12
December 25, 2006................       85         60         42          28        15         7
December 25, 2007................       82         55         36          22        10        4
December 25, 2008................       79         50         30          18        7         3
December 25, 2009................       76         45         25          14        5         2
December 25, 2010................       73         40         21          11        4         1
December 25, 2011................       69         36         18          8         2         1
December 25, 2012................       65         32         15          7         2         0
December 25, 2013................       61         28         12          5         1         0
December 25, 2014................       56         24         10          4         1         0
December 25, 2015................       51         21         8           3         1         0
December 25, 2016................       46         17         6           2         0         0
December 25, 2017................       40         14         5           1         0         0
December 25, 2018................       34         11         4           1         0         0
December 25, 2019................       27          9         3           1         0         0
December 25, 2020................       20          6         2           0         0         0
December 25, 2021................       12          3         1           0         0         0
December 25, 2022................        4          1         0           0         0         0
June 25, 2023....................        0          0         0           0         0         0
Weighted Average Life (years) **.      14.9       10.0       7.2         5.6       4.1       3.3

--------------------------
*   Rounded to the nearest whole percentage.
**  Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.



                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,202,743 and $100,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class B-2 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class B-2 Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class B-2 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class B-2 Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. Because the characteristics of the Class B-2 Certificates may not meet the requirements of PTCE 83-1, the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class B-2 Certificates by a Plan or by individual retirement accounts or other plans subject to
Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B-2 Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such Plan; or (ii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B-2 Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

                                    RATINGS

         The Class B-2 Certificates are currently rated "A" by Fitch Investors Services. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

                               MORTGAGE RATES(1)

                             Number of                             Percent of
                             Mortgage       Aggregate Principal     Mortgage
    Mortgage Rates (%)        Loans         Balance Outstanding       Pool

           6.500                13        $    3,329,180.58           4.87%
           6.625                 4             1,342,807.82           1.96%
           6.750                10             2,214,960.25           3.24%
           6.875                11             3,177,064.29           4.65%
           7.000                17             4,779,750.04           6.99%
           7.125                20             5,314,040.67           7.77%
           7.250                38            10,011,545.08          14.64%
           7.375                17             4,546,441.87           6.65%
           7.500                33             7,458,797.26          10.91%
           7.625                 6             1,488,274.97           2.18%
           7.750                32             7,727,876.48          11.30%
           7.875                34             6,391,262.72           9.35%
           8.000                39             5,339,108.85           7.81%
           8.125                14             2,274,588.40           3.33%
           8.250                19             2,271,907.32           3.32%
           8.375                 4               434,057.80           0.63%
           8.500                 1                49,535.07           0.07%
           8.625                 1               211,653.43           0.31%
--------------------------------------------------------------------------------
Total                          313        $   68,362,852.90         100.00%
========================================================================================
(1)  As of the Reference Date, the weighted average Mortgage Rate of the
     Mortgage Loans is approximately 7.432 per annum.




                CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                   Number of        Aggregate       Percent of
                                    Mortgage    Principal Balance    Mortgage
 Current Mortgage Loan Amounts       Loans          Outstanding        Pool


  $0        --     $50,000             25         $  772,277.94        1.13%
  $50,001   --    $100,000             34          2,578,844.90        3.77%
  $100,001  --    $150,000             22          2,595,704.93        3.80%
  $150,001  --    $200,000             27          4,982,044.00        7.29%
  $200,001  --    $250,000             87         19,281,596.69       28.20%
  $250,001  --    $300,000             61         16,522,348.08       24.17%
  $300,001  --    $350,000             30          9,707,305.00       14.20%
  $350,001  --    $400,000             13          4,845,671.52        7.09%
  $400,001  --    $450,000              4          1,774,870.20        2.60%
  $450,001  --    $500,000              3          1,444,984.86        2.11%
  $500,001  --    $550,000              4          2,148,197.09        3.14%
  $550,001  --    $600,000              2          1,107,636.44        1.62%
  $600,001  --    $650,000              1            601,371.25        0.88%
-----------------------------------------------------------------------------
Total                                 313       $ 68,362,852.90      100.00%
=============================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is approximately $218,412.

                            LOAN-TO-VALUE RATIOS(1)

                         Number of                             Percent of
  Loan-To-Value          Mortgage        Aggregate Principal     Mortgage
    Ratios (%)            Loans          Balance Outstanding       Pool

50.00 and below            60           $    9,224,182.92         13.49%
 50.01 to 55.00            27                4,082,540.26          5.97%
 55.01 to 60.00            32                4,902,789.35          7.17%
 60.01 to 65.00            11                2,977,281.27          4.36%
 65.01 to 70.00            18                4,161,451.89          6.09%
 70.01 to 75.00            28                8,093,576.35         11.84%
 75.01 to 80.00            83               21,684,823.58         31.72%
 80.01 to 85.00             3                  718,502.62          1.05%
 85.01 to 90.00            51               12,517,704.66         18.31%
-------------------------------------------------------------------------
Total                     313           $   68,362,852.90        100.00%
=========================================================================
(1) As of the Reference Date, the weighted average Loan-to-Value of the Mortgage Loans is approximately 70.51%.


                STATE DISTRIBUTION OF MORTGAGES PROPERTIES(1)
                             Number of                             Percent of
                              Mortgage      Aggregate Principal     Mortgage
          State                Loans        Balance Outstanding       Pool

California                      135         $   30,355,564.74       44.40%
Florida                          14              2,508,981.51        3.67%
Georgia                           7              1,934,206.52        2.83%
Illinois                         17              3,724,141.95        5.45%
Maryland                          9              1,778,237.95        2.60%
Massachusetts                    12              1,969,742.26        2.88%
New Jersey                       12              2,464,300.03        3.60%
New York                         18              4,104,477.76        6.00%
North Carolina                    6              1,447,357.06        2.12%
Pennsylvania                     12              2,903,982.22        4.25%
Texas                            19              4,399,644.74        6.44%
Virginia                          5              2,032,189.95        2.97%
Other (less than 2%)             47              8,740,026.21       12.78%
--------------------------------------------------------------------------
Total                           313         $   68,362,852.90      100.00%
==========================================================================
(1) Other includes 18 other states with under 2% concentrations individually.


                           PURPOSE OF MORTGAGE LOANS

       Loan Purpose        Number of      Aggregate Principal     Percent of
                         Mortgage Loans   Balance Outstanding      Mortgage
                                                                     Pool

Purchase                       121        $   31,224,990.87         45.68%
Refinance (rate/term)          168            30,901,843.42         45.20%
Refinance (cash out)            24             6,236,018.61         9.12%

------------------------------------------------------------------------
Total                          313        $   68,362,852.90     100.00%
========================================================================

                             TERMS TO MATURITY(1)

                           Number of
                            Mortgage        Aggregate         Percent of
                              Loans     Principal Balance      Mortgage
   Term to Maturity                        Outstanding           Pool
      (Months)
294                              2       $  665,175.57          0.97%
293                            227       49,396,047.00         72.26%
292                             70       15,288,095.57         22.36%
291                              4        1,034,721.51          1.51%
290                              3          802,371.28          1.17%
289                              1          232,904.00          0.34%
287                              1          218,632.33          0.32%
172                              5          724,905.64          1.06%
--------------------------------------------------------------------------
Total                          313     $ 68,362,852.90        100.00%
==========================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 290 months.

                 DOCUMENTATION PROGRAM FOR MORTGAGE LOANS


                            Number of        Aggregate      Percent of
                             Mortgage    Principal Balance   Mortgage
    Type of Program            Loans         Outstanding        Pool

Full                            107      $28,017,502.90      40.98%
Alternative                      94       24,030,883.96      35.15%
Reduced                          17        3,798,102.44       5.56%
Streamlined                      95       12,516,363.60      18.31%
---------------------------------------------------------------------
Total                           313      $68,362,852.90     100.00%
=====================================================================

                         TYPES OF MORTGAGED PROPERTIES

                             Number
                               of              Aggregate         Percent of
                             Mortgage       Principal Balance     Mortgage
Property Type                 Loans           Outstanding           Pool

Single Family                  255            $55,411,558.55      81.06%
Condominium                     10              1,734,764.31       2.54%
2-4 Family                       1                 51,717.08       0.08%
Planned Unit Development        47             11,164,812.96      16.33%
-------------------------------------------------------------------------
Total                          313            $68,362,852.90     100.00%
=========================================================================

                              OCCUPANCY TYPES(1)

                               Number of
                                Mortgage        Aggregate        Percent of
                                 Loans     Principal Balance     Mortgage
         Occupancy Type                     Outstanding           Pool

Primary Residence                310     $ 67,608,710.20         98.90%
Second Residence                   3          754,142.70          1.10%
--------------------------------------------------------------------------
Total                            313     $ 68,362,852.90        100.00%
==========================================================================
(1) Based upon representati of the related Mortgagors at the time of origination.


                                   EXHIBIT 2


          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-15
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1         59,787,152.63    7.250000%       134,502.71    361,214.05      495,716.75       0.00       0.00
                        PO          2,188,976.96    0.000000%         3,685.94          0.00        3,685.94       0.00       0.00
Residual                AR                  0.00    7.250000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Subordinate             B1          2,513,707.91    7.250000%         4,105.75     15,186.99       19,292.73       0.00       0.00
                        B2          1,884,763.08    7.250000%         3,078.47     11,387.11       14,465.58       0.00       0.00
                        B3            942,381.54    7.250000%         1,539.23      5,693.56        7,232.79       0.00       0.00
                        B4            502,603.79    7.250000%           820.92      3,036.56        3,857.49       0.00       0.00
                        B5            251,301.44    7.250000%           410.46      1,518.28        1,928.74       0.00       0.00
                        B6            440,829.06    7.250000%           719.98      2,663.34        3,383.32       0.04       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -         68,511,716.41     -              148,863.47    400,699.88      549,563.35       0.04     -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1         59,652,649.92              0.00
                                PO          2,185,291.01              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
Subordinate                     B1          2,509,602.17              0.00
                                B2          1,881,684.61              0.00
                                B3            940,842.30              0.00
                                B4            501,782.87              0.00
                                B5            250,890.98              0.00
                                B6            440,109.03              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -         68,362,852.90     -
--------------------------------------------------------------------------------

                             Payment Date: 11/25/99


          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-15
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1     59,787,152.63     7.250000% 126690H90     1.059744      2.845998    470.001969
                           PO      2,188,976.96     0.000000% 126690J23     1.039257      0.000000    616.146056
Residual                   AR              0.00     7.250000% 126690J31     0.000000      0.000000      0.000000
------------------------------------------------------------------------------------------------------------------------
Subordinate                B1      2,513,707.91     7.250000% 126690J49     1.490458      5.513138    911.028887
                           B2      1,884,763.08     7.250000% 126690J56     1.490458      5.513138    911.028885
                           B3        942,381.54     7.250000% 126690J64     1.490458      5.513138    911.028884
                           B4        502,603.79     7.250000% PRIVATE       1.490458      5.513138    911.028889
                           B5        251,301.44     7.250000% PRIVATE       1.490458      5.513138    911.028897
                           B6        440,829.06     7.250000% PRIVATE       1.307185      4.835518    799.054375
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -      68,511,716.41       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-15
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance   68,362,852.90    68,362,852.90
Aggregated loan count                           313              313
Aggregated average loan rate              7.409311%             7.41
Aggregated prepayment amount              53,113.54        53,113.54

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             14,273.27        14,273.27
Monthly sub servicer fees                      0.00             0.00
Monthly trustee fees                          71.37            71.37


Aggregate advances                              N/A              N/A
Advances this periods                      5,314.46         5,314.46

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)              0.00             0.00
Cumulative losses (from Cut-Off)          66,102.75        66,102.75

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                               100,000.00       100,000.00
Fraud                                          0.00             0.00
Special Hazard                         1,202,742.50     1,202,742.50


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior           90.474726%            97.043735%             61,976,129.59
   -----------------------------------------------------------------------------
   Junior            9.525274%             2.956265%              6,524,911.96
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           3                   428,065.56
60 to 89 days                           0                         0.00
90 or more                              0                         0.00
Foreclosure                             1                   271,208.37

Totals:                                 4                   699,273.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount              549,563.35            549,563.35
Principal remittance amount              148,863.47            148,863.47
Interest remittance amount               400,699.88            400,699.88